Exhibit 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.10 par value per share, of Lowrance Electronics, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated as of February 8, 2006

ALTOR 2003 GP LTD

By:	/s/ Edward Moore
Name: Edward Moore
Title: Authorized Signatory

By:	/s/ Lynda Elliott
Name: Lynda Elliott
Title: Authorized Signatory

SIMRAD YACHTING AS

By:	/s/ Hugo Maurstad
Name: Hugo Maurstad
Title: Chairman

By:	/s/ Reynir K. Indahl
Name: Reynir K. Indahl
Title: Director

NAVICO ACQUISITION CORP.

By:	/s/ Hugo Maurstad
Name: Hugo Maurstad
Title: Chairman